UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 8, 2009 (June 2, 2009)

WRIGHT EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106

Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code (207) 773-8171

(Former name or former address if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Entry into Derivative Contracts
On June 2, 2009,Wright Express Corporation (the “Company”) purchased put option contracts and sold call option contracts, designed to be a costless collar, on the wholesale price of gasoline with Bank of America, N.A. and the retail price of diesel fuel with Wachovia Bank, N.A. (collectively, the “Contracts”). The Contracts have an aggregate notional amount of approximately 6.7 million gallons of gasoline and diesel fuel and will settle on a monthly basis during the last three quarters of 2010. The settlement of the Contracts is based upon the New York Mercantile Exchange’s New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending and the U.S. Department of Energy’s weekly retail on-highway diesel fuel price for the month. The Contracts lock in a weighted average retail floor price of approximately $2.65 per gallon and a weighted average retail ceiling price of approximately $2.71 per gallon.
On June 8, 2009, the Company issued a press release announcing this transaction.
Approval of Director Indemnification Agreements
On June 2, 2009, the Company entered into indemnification agreements (the “Agreement”) with each of the Company’s directors. The Agreement provides that, among other things, the Company will indemnify a director against certain liabilities that may arise by reason of status or service with the Company, and that the Company will advance expenses paid or incurred as a result of a proceeding as to which the director may be indemnified. The Agreement also provides customary procedures regarding the defense of certain claims. The form of Agreement is attached as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
Item 8.01 Other Events.
On June 8, 2009, the Company issued a press release entitled “Wright Express Resumes Purchases Under Its Fuel-Price Risk Management Program.” A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference in its entirety.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1*	Form of director indemnification agreement

99.1*	Press release of Wright Express Corporation dated June 8, 2009

*	Indicates that exhibit is filed with this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT EXPRESS CORPORATION
Date: June 8, 2009	By:	/s/ Melissa D. Smith
Melissa D. Smith
CFO and Executive Vice President, Finance and Operations (principal financial officer)

WRIGHT EXPRESS CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated June 8, 2009
EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of director indemnification agreement

99.1*	Press release of Wright Express Corporation dated June 8, 2009

*	Indicates that exhibit is filed with this report.